Exhibit 99.2

Execution Copy

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made as of the 11th day of April, 2018, between Brightcove Inc., a Delaware corporation (the “Company”), and Jeff Ray (the “Executive”).

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment.

(a) Term. The period of employment pursuant to this Agreement shall commence on April 11, 2018 (the “Commencement Date”) and shall continue in accordance with the terms of this Agreement until this Agreement is terminated in accordance with the provisions of Section 3. (Such period of employment shall hereinafter be referred to as the “Term”).

(b) Position and Duties. During the Term, the Executive shall serve as the Chief Executive Officer (“CEO”) of the Company, and shall have such powers and duties customary for such position and as may from time to time be prescribed by the Board of Directors of the Company (the “Board”). The Executive shall report directly to the Board. The Company shall appoint the Executive as a Class II member of the Board as of the Commencement Date with a term ending on the date of the Company’s annual stockholders in 2020. After the Executive’s initial term, the Company shall nominate him, as necessary, to be a member of the Board during his employment as CEO; provided, that if requested by the Board the Executive agrees to resign from the Board at such time as the Executive is no longer serving as CEO. The Executive shall devote his full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, the Executive may serve on other boards of directors, with the prior written approval of the Board, or engage in religious, charitable or other community activities as long as such services and activities do not interfere with the Executive’s performance of his duties to the Company as provided in this Agreement.

2. Compensation and Related Matters.

(a) Base Salary. During the Term, the Executive’s initial annual base salary shall be $400,000. The Executive’s base salary may be redetermined annually by the Board or the Compensation Committee. The base salary in effect at any given time is referred to herein as “Base Salary.” The Base Salary shall be payable in a manner that is consistent with the Company’s usual payroll practices for senior executives.

(b) Incentive Compensation. During the Term, the Executive shall be eligible to receive cash incentive compensation as determined by the Board or the Compensation Committee from time to time. The Executive’s target management-based-on-objectives annual incentive compensation (“MBO”) shall be $600,000; provided, that for calendar year 2018 only, the amount of the Executive’s incentive compensation shall be at least $225,000. To earn incentive compensation, the Executive must be employed by the Company on the last day of the period on which such incentive compensation is measured.

(c) Equity.

(i) Stock Options. As a material inducement to Executive entering into this Agreement and becoming an employee of the Company, subject to approval by the Compensation Committee or a majority of the Company’s independent directors, on or after the Commencement Date (but no later than April 20, 2018), the Company shall grant the Executive an option to purchase 440,000 shares of the Company’s common stock at the shares’ then fair market value (the “Option”). The Option shall be granted in the form of a non-qualified stock option as an inducement grant consistent with the requirements of NASDAQ Stock Market Rule 5635(c)(4) instead of pursuant to the Company’s existing equity plan. The Option shall be subject to the terms of and contingent upon the Executive’s execution of a stock option award agreement, including with respect to vesting and exercisability, in the form attached hereto as Exhibit A.

(ii) Restricted Stock Units. As a material inducement to Executive entering into this Agreement and becoming an employee of the Company, subject to approval by the Compensation Committee or a majority of the Company’s independent directors, on or after the Commencement Date (but no later than April 20, 2018), the Company shall grant the Executive 400,000 restricted stock units (“Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of the Company’s common stock upon vesting of such Restricted Stock Unit. The Restricted Stock Units shall be granted as an inducement grant consistent with the requirements of NASDAQ Stock Market Rule 5635(c)(4) instead of pursuant to the Company’s existing equity plan. The Restricted Stock Units shall be subject to the terms of and contingent upon the Executive’s execution of a restricted stock unit award agreement, including with respect to vesting, in the form attached hereto as Exhibit B.

(iii) Inducement Plan. The Company shall adopt the Brightcove Inc. 2018 Inducement Plan in the form attached hereto as Exhibit C no later than April 20, 2018.

(iv) Form S-8. The Company shall register all shares of the Company common stock subject to the Option and the Restricted Stock Units referenced in Section 2(c) by filing a Form S-8 with the Securities and Exchange Commission within 60 days of the Commencement Date.

(d) Expenses. The Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by him during the Term in performing services hereunder, in accordance with the policies and procedures then in effect and established by the Company for its senior executive officers.

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(e) Commuting Expenses; Home Office Expenses. The Company shall reimburse the Executive for the following reasonable costs incurred by him, or directly pay such expenses, subject to the Executive’s timely submission of applicable documentation: (i) the costs of securing and maintaining an apartment in the Greater Boston area, up to $4,000 per month; (ii) the commuting costs for standard class air travel between Sarasota, Florida and Boston, Massachusetts (or other Company offices or customer facilities or other business locations at which the Executive performs his services); (iii) the costs of purchasing and installing high quality video equipment for the Executive’s home office in Florida up to a maximum cost of $10,000.

(f) Other Benefits. During the Term, the Executive shall be entitled to participate in or receive benefits under the Company’s Employee Benefit Plans in effect on the date hereof. As used herein, the term “Employee Benefit Plans” includes, without limitation, each pension and retirement plan; supplemental pension, retirement and deferred compensation plan; savings and profit-sharing plan; stock ownership plan; stock purchase plan; stock option plan; annual bonus plan; long-term incentive plan; life insurance plan; medical insurance plan; disability plan; and health and accident plan or arrangement established and maintained by the Company on the date hereof for employees of the same status within the hierarchy of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which may, in the future, be made available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Any payments or benefits payable to the Executive under a plan or arrangement referred to in this Section 2(f) in respect of any calendar year during which the Executive is employed by the Company for less than the whole of such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed. Should any such payments or benefits accrue on a fiscal (rather than calendar) year, then the proration in the preceding sentence shall be on the basis of a fiscal year rather than calendar year.

(g) Place of Performance. Unless otherwise agreed to by the Executive and the Company, the Executive shall perform his duties for the Company from the headquarters of the Company located at 290 Congress Street, 4th Floor, Boston, MA 02210 or another Company office, or travel on Company-related business (to visit customers, for instance) for an average of at least three (3) days per week; provided, however, the Executive shall be required to travel to the extent reasonably required to perform his job duties.

(h) Vacation. During the Term, the Executive shall be entitled to participate in the Company’s Vacation Policy. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

(i) Legal Fees. The Company shall promptly pay or reimburse Executive for all reasonable legal fees incurred by Executive in connection with the preparation, negotiation and execution of this Agreement and ancillary documents.

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3. Termination. Subject to the payment or provision of the compensation and benefits set forth in Sections 4 and 5 of this Agreement, the Executive’s employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

(a) Death. The Executive’s employment hereunder shall terminate upon his death.

(b) Disability. The Company may terminate the Executive’s employment if he is disabled and unable to perform the essential functions of the Executive’s then existing position or positions under this Agreement with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period. Nothing in this Section 3(b) shall be construed to waive the Executive’s rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. §12101 et seq.

(c) Termination by Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause by a vote of the Board at a meeting of the Board called and held for such purpose. For purposes of this Agreement, “Cause” shall mean: (i) conduct by the Executive constituting an act of intentional misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the commission by the Executive of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any intentional conduct by the Executive that would reasonably be expected to result in material injury or material reputational harm to the Company or any of its subsidiaries and affiliates if he were retained in his position; (iii) continued non-performance by the Executive of his duties hereunder (other than by reason of the Executive’s physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Board; (iv) a breach by the Executive of any of the provisions contained in Section 7 of this Agreement; (v) a violation by the Executive of the Company’s written employment policies which could reasonably be expected to result in a material injury or harm to the business of the Company or its reputation; or (vi) the Executive’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the Executive’s destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

(d) Termination Without Cause. The Company may terminate the Executive’s employment hereunder at any time without Cause. Any termination by the Company of the Executive’s employment under this Agreement which does not constitute a termination for Cause under Section 3(c) and does not result from the death or disability of the Executive under Section 3(a) or (b) shall be deemed a termination without Cause.

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(e) Termination by the Executive. The Executive may terminate his employment hereunder at any time for any reason, including but not limited to Good Reason. For purposes of this Agreement, “Good Reason” shall mean that the Executive has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events: (i) a material diminution in the Executive’s responsibilities, authority or duties, including a change in the Executive’s reporting obligation from the Board to another employee of the Company; (ii) the Executive is (A) not nominated by the Company as a director of the Board at the expiration of any applicable Board term prior to a Change of Control or (B) is not designated as the sole CEO of the Company or any combined company following a Change in Control as defined in Section 5; (iii) a diminution in the Executive’s Base Salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company not exceeding 15%; (iv) a material change in the principal geographic location at which the Executive is required to provide services to the Company; or (v) the material breach of this Agreement by the Company. “Good Reason Process” shall mean that (A) the Executive reasonably determines in good faith that a “Good Reason” condition has occurred; (B) the Executive notifies the Company in writing of the first occurrence of the Good Reason condition within 60 days of obtaining knowledge of the first occurrence of such condition; (C) the Executive cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (D) notwithstanding such efforts, the Good Reason condition continues to exist; and (E) the Executive terminates his employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f) Notice of Termination. Except for termination as specified in Section 3(a), any termination of the Executive’s employment by the Company or any such termination by the Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and the specific reason(s) for such termination.

(g) Date of Termination. “Date of Termination” shall mean: (i) if the Executive’s employment is terminated by his death, the date of his death; (ii) if the Executive’s employment is terminated on account of disability under Section 3(b) or by the Company for Cause under Section 3(c) or by the Company without Cause under Section 3(d), the date on which a Notice of Termination is given; (iii) if the Executive’s employment is terminated by the Executive under Section 3(e) without Good Reason, 30 days after the date on which a Notice of Termination is given, and (iv) if the Executive’s employment is terminated by the Executive under Section 3(e) with Good Reason, the date on which a Notice of Termination is given after the end of the Cure Period. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Company for purposes of this Agreement.

(h) Resignation on Termination. On the Date of Termination, the Executive shall resign from all positions with the Company and its subsidiaries. In addition, if the Executive is then serving as a member of the Board or the board of directors of a subsidiary, the Executive shall tender his resignation from such directorship(s) on the Date of Termination.

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4. Compensation Upon Termination.

(a) Termination Generally. If the Executive’s employment with the Company is terminated for any reason, the Company shall pay or provide to the Executive (or to his authorized representative or estate) any earned but unpaid base salary, incentive compensation earned and payable but not yet paid, unpaid expense reimbursements and accrued but unused vacation (the “Accrued Benefit”) on or before the time required by law but in no event more than 30 days after the Executive’s Date of Termination. Except as otherwise provided in Section 4(b) or Section 5, the Executive shall not be entitled to any further compensation from the Company.

(b) Termination by the Company Without Cause or by the Executive with Good Reason. If the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d), or the Executive terminates his employment for Good Reason as provided in Section 3(e), then the Company shall, through the Date of Termination, pay the Executive his Accrued Benefit. In addition, subject to the Executive signing a separation agreement that includes a general release of claims in favor of the Company and related persons and entities in a form and manner reasonably satisfactory to the Company (the “Release”) and, if applicable, the expiration of the seven-day revocation period for the Release within 60 days after the Date of Termination:

(i) the Company shall pay the Executive an amount equal to the sum of (A) one times the Executive’s Base Salary and (B) one times the Executive’s target incentive compensation for the then current fiscal year (or if no target incentive compensation has been set as of the Date of Termination, the last target bonus) (the “Severance Amount”). The Severance Amount shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over twelve (12) months commencing within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, the Severance Amount shall begin to be paid in the second calendar year. Solely for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), each installment payment is considered a separate payment. Notwithstanding the foregoing, if the Executive breaches any of the provisions contained in Section 7 of this Agreement, all payments of the Severance Amount shall immediately cease;;

(ii) notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement or otherwise, the vesting schedule for (a) unvested stock options and other stock-based awards held by the Executive as of the Date of Termination and which are subject to time-based vesting only and (b) performance-based restricted stock units held by the Executive as of the Date of Termination for which the performance criteria has been met (i.e., the portion of Restricted Stock Units that, as of the Date of Termination, are set to vest within the next twelve (12) months because initial vesting has already occurred) shall immediately accelerate by twenty-five percent (25%) and such accelerated awards shall become fully exercisable, vested and/or nonforfeitable, and in the case of restricted stock units, payable as of the Date of Termination; and

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(iii) if the Executive was participating in the Company’s group health plans (medical, dental, prescription drug, and if applicable vision care) immediately prior to the Date of Termination and elects COBRA continuation coverage, then the Company shall pay the full COBRA premium for the same level of group health coverage as in effect for the Executive on the Date of Termination (including for any then-covered spouse or eligible dependents) until the earliest of the following: (i) the eighteen (18) month anniversary of the Date of Termination; (ii) the Executive’s eligibility for group health coverage through other employment; or (iii) the end of the Executive’s eligibility under COBRA for continuation coverage for health care. Notwithstanding the foregoing, if the Company determines at any time that its payments pursuant to this paragraph may be taxable income to the Executive, it may convert such payments to payroll payments directly to the Executive on the Company’s regular payroll dates, which shall be subject to tax-related deductions and withholdings.

5. Change in Control Payments. The provisions of this Section 5 set forth certain additional agreements reached between the Executive and the Company regarding the Executive’s rights and obligations upon the occurrence of a Change in Control of the Company. These provisions are intended to assure and encourage in advance the Executive’s continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event. These provisions shall apply in lieu of, and expressly supersede, the provisions of Section 4(b) regarding severance pay and benefits if a termination of employment occurs on or within eighteen (18) months after the occurrence of a Change in Control, provided that such Change in Control occurs during the Executive’s employment. These provisions shall terminate and be of no further force or effect beginning eighteen (18) months after the occurrence of a Change in Control.

(a) Change in Control.

(i) Upon a Change in Control of the Company, notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement or otherwise, the vesting schedule for (a) unvested stock options and other stock-based awards held by the Executive as of the date of such Change in Control and which are subject to time-based vesting only and (b) performance-based restricted stock units held by the Executive as of the date of such Change in Control for which the performance criteria has been met (i.e., the portion of Restricted Stock Units that, as of the Date of Termination, are set to vest within the next twelve (12) months because initial vesting has already occurred), shall immediately accelerate by one hundred percent (100%) and such accelerated awards shall become fully exercisable, vested and/or nonforfeitable, and in the case of restricted stock units, payable as of the date of such Change in Control.

(ii) In addition, if within eighteen (18) months after a Change in Control, the Executive’s employment is terminated by the Company without Cause as provided in Section 3(d) or the Executive terminates his employment for Good Reason as provided in Section 3(e), then, subject to the Executive signing a Release and, if applicable, the expiration of the seven-day revocation period for the Release within the 60-day period following the Date of Termination:

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(A) the Company shall pay the Severance Amount at the time and in the manner as set forth in Section 4(b)(i) of this Agreement;

(B) notwithstanding anything to the contrary in any applicable stock-based award agreement or otherwise, the remainder of any performance-based restricted stock units held by the Executive as of the Date of Termination shall immediately accelerate by twenty-five percent (25%) and such accelerated awards shall become fully vested and/or nonforfeitable and payable as of the Date of Termination; and

(C) the Company shall provide the COBRA benefits as set forth in Section 4(b)(iii) of this Agreement.

(b) Additional Limitation.

(i) Anything in this Agreement to the contrary notwithstanding, and except as otherwise agreed by the Executive and the Company, in the event that the amount of any compensation payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, calculated in a manner consistent with Section 280G of the Code and the applicable regulations thereunder (taking into account, if applicable, reasonable compensation for personal services rendered before or after the date of a change in ownership or control in accordance with applicable Treasury Regulations, including compensation for refraining from performing services) (the “Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, the following provisions shall apply:

(A) If the Payments, reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by the Executive on the amount of the Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Executive shall be entitled to the full benefits payable under this Agreement.

(B) If the Threshold Amount is less than (x) the Payments, but greater than (y) the Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Payments which are in excess of the Threshold Amount, then the Payments shall be reduced (but not below zero) to the extent necessary so that the sum of all Payments shall not exceed the Threshold Amount. In such event, the Payments shall be reduced in the following order: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits. To the extent any payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order.

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(ii) The determination as to which of the alternative provisions of Section 5(b) shall apply to the Executive shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. For purposes of determining which of the alternative provisions of Section 5(b) shall apply, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be made in accordance with the provisions of this Section 5(b) and shall be binding upon the Company and the Executive.

(c) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Change in Control” shall mean any of the following:

(A) the date any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or

(B) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(C) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

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(ii) “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by the Executive with respect to such excise tax.

(iii) “Threshold Amount” shall mean three times the Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00).

6. Section 409A.

(a) Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) All in-kind benefits provided and expenses eligible for reimbursement under this Agreement shall be provided by the Company or incurred by the Executive during the time periods set forth in this Agreement. All reimbursements shall be paid as soon as administratively practicable, but in no event shall any reimbursement be paid after the last day of the taxable year following the taxable year in which the expense was incurred. The amount of in-kind benefits provided or reimbursable expenses incurred in one taxable year shall not affect the in-kind benefits to be provided or the expenses eligible for reimbursement in any other taxable year. Such right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(c) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

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(e) The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

7. Confidential Information, Noncompetition and Cooperation.

(a) The Executive agrees to comply with the Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement attached hereto as Exhibit D (“Proprietary Information Agreement”), the terms of which are hereby incorporated by reference into Section 7 of this Agreement. For the avoidance of doubt, whenever the Executive is acting as a non-employee director of another company the Company agrees not to allege or claim that the Executive has violated Section 3 of the Proprietary Information Agreement unless the Executive has actual knowledge of any prohibited solicitation or hiring of employees. To the extent that any term in the Proprietary Information Agreement conflicts with this Agreement, this Agreement shall control.

(b) Confidentiality. The Executive understands and agrees that the Executive’s employment creates a relationship of confidence and trust between the Executive and the Company with respect to all Confidential Information. At all times, both during the Executive’s employment with the Company and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing the Executive’s duties to the Company.

(c) Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Company or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Company. The Executive will return to the Company all such materials and property as and when requested by the Company. In any event, the Executive will return all such materials and property immediately upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(d) Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information or the Executive’s engagement in any business. The Executive represents to the Company that the Executive’s execution of this Agreement, the Executive’s employment with the Company and the performance of the Executive’s proposed duties for the Company will not violate any obligations the Executive may have to any such previous employer or other party. In the

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Executive’s work for the Company, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(e) Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 7(e). To the extent the Executive’s cooperation is required following the conclusion of any period during which he receives the Severance Amount, the Company shall compensate the Executive at the rate of $1,000 per day, pro-rated for partial days, for any services provided pursuant to this Section 7(e).

(f) Injunction. The Executive agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

8. Consent to Jurisdiction. The parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

9. Integration. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties concerning such subject matter.

10. Withholding; Taxes. All payments made by the Company to the Executive under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

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11. Successor to the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Executive’s death after his termination of employment but prior to the completion by the Company of all payments or benefits due him under this Agreement, the Company shall continue such payments or benefits to the Executive’s beneficiary designated in writing to the Company prior to his death (or to his estate, if the Executive fails to make such designation).

12. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13. Survival. The provisions of this Agreement shall survive the termination of this Agreement and/or the termination of the Executive’s employment to the extent necessary to effectuate the terms contained herein.

14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

15. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Board.

16. Amendment; Amended Terms. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company. Every two years following the date of this Agreement, the Compensation Committee shall make recommendations for changes to the amount and type of consideration payable upon termination and/or a change of control pursuant to Sections 4 and 5 of this Agreement, respectively. Such recommendations shall be based upon on a review of information presented to the Compensation Committee by a third-party compensation consultant retained by the Compensation Committee in connection with a review of the Company’s executive compensation. Executive and the Company hereby agree to negotiate in good faith any amendments to this Agreement which are necessary to give effect to any such recommendations.

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17. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

18. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

19. Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a material breach of this Agreement.

20. Gender Neutral. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

21. Miscellaneous.

(a) No Duty to Mitigate. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the Executive shall not be required as a condition to receiving the payments or benefits to be provided by the Company under Section 4 or Section 5 to seek or obtain any other employment or to take any steps to reduce the amount of any such Company-provided payment or benefit. Further, the amount of any Company payment or benefit specified in Section 4 or Section 5 shall not be reduced by any compensation earned by the Executive or any benefit provided to the Executive as a result of employment or self-employment on or after the Executive’s Date of Termination.

(b) D&O Insurance and Indemnification. During the Term and for the period during which insurance coverage extends pursuant to the Company’s policy, the Company will, at its expense, maintain directors and officers liability insurance coverage covering Executive in amounts customary but in no event in amounts of with terms less favorable to the Executive than are in effect as of the Commencement Date. Further, in addition to any other document to which the Company is a party that provides indemnification of Company officers and directors, the Company shall indemnify the Executive and hold him harmless to the maximum extent permitted by law from and against any and all costs, charges, and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company at any time.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

COMPANY:

BRIGHTCOVE INC.

By:	/s/ Gary Haroian
Name: Gary Haroian
Title: Chairman, Board of Directors

EXECUTIVE:

/s/ Jeff Ray
Jeff Ray

Signature Page to Employment Agreement

EXHIBIT A

STOCK OPTION AGREEMENT

UNDER THE BRIGHTCOVE INC.

2018 INDUCEMENT PLAN

Name of Optionee:	Jeff Ray
No. of Option Shares:	440,000
Option Exercise Price per Share:	$
Grant Date:
Vesting Start Date:	April 11, 2018
Expiration Date:	Grant Date + 10 years

Pursuant to the Brightcove Inc. 2018 Inducement Plan (the “Plan”), Brightcove Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option” and sometimes referred to as the “Award” or the “Agreement”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended. This Award is intended to be an inducement award pursuant to Listing Rule 5635(c)(4) of the corporate governance rules of the NASDAQ Stock Market and is being made to the Optionee as an inducement material to the Optionee’s entering into employment with the Company.

1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 1 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall vest and be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Optionee remains an employee of the Company or a Subsidiary on such dates:

Vesting Date	Percentage of Shares Becoming Vested	Cumulative Percentage Vested
12 months after Vesting Start Date	25.00%	25.00%
24 months after Vesting Start Date	25.00%	50.00%
36 months after Vesting Start Date	25.00%	75.00%
48 months after Vesting Start Date	25.00%	100.00%

Notwithstanding the foregoing, (i) in the event that the Optionee’s employment is terminated by the Company without Cause (as defined in the Employment Agreement between the Company and the Optionee, dated April 11, 2018 (the “Employment Agreement”)) or the Optionee terminates his employment for Good Reason (as defined in the Employment Agreement), the vesting of this Stock Option shall be subject to acceleration as set forth in Section 4(b)(ii) of the Employment Agreement and (ii) in the event of a Change in Control, the vesting of this Stock Option shall be subject to acceleration as set forth in Section 5 of the Employment Agreement. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

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2. Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a

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holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b) Termination Due to Disability. If the Optionee’s employment terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such disability, may thereafter be exercised by the Optionee for a period of 12 months from the date of disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of disability shall terminate immediately and be of no further force or effect.

(c) Termination for Cause. If the Optionee’s employment terminates for Cause (as defined in the Employment Agreement), any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.

(d) Other Termination. If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless a longer period of time to exercise is permitted by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of 12 months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees; provided that such determination is not inconsistent with the provisions of the Employment Agreement.

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4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

7. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

8. Integration. This Agreement and the Employment Agreement constitute the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

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10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

11. Amendment. This Agreement may not be amended, modified or terminated without the written consent of the Executive and the Company.

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BRIGHTCOVE INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Optionee’s Signature

Optionee’s name and address:

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EXHIBIT B

PERFORMANCE-BASED

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE BRIGHTCOVE INC.

2018 INDUCEMENT PLAN

Name of Grantee:	Jeff Ray

No. of Restricted Stock Units:	400,000

Grant Date:

Pursuant to the Brightcove Inc. 2018 Inducement Plan (the “Plan”), Brightcove Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award,” and sometimes referred to as the “Agreement”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.001 per share (the “Stock”) of the Company. This Award is intended to be an inducement award pursuant to Listing Rule 5635(c)(4) of the corporate governance rules of the NASDAQ Stock Market and is being made to the Grantee as an inducement material to the Grantee’s entering into employment with the Company.

1. Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2. Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse and the relevant portion of this Award shall vest as to (i) as to 50% of the Restricted Stock Units immediately upon the determination of the Board or the Compensation Committee of the Board (the “Committee”) that the sum of (x) the Company’s Revenue Growth Rate plus (y) the Company’s Adjusted EBITDA Margin on a Quarterly Calculation Date for a Measurement Period equals or exceeds 30% (the “Rule of 30”), and (ii) as to the remaining 50% of the Restricted Stock Units on the one year anniversary of the date the Board or the Committee makes such determination; provided that the Grantee remains an employee the Company or a Subsidiary through the applicable vesting date as set forth herein. If the Board or the Committee determines that the Rule of 30 equals at least 20% but less than 30% on a Quarterly Calculation Date, then (i) 25% of the Restricted Stock Units shall immediately vest on the date of such determination, and (ii) 25% of the Restricted Stock Units shall vest on the one year anniversary of the date of such determination; provided that the Grantee remains an employee the Company or a Subsidiary through the applicable vesting date as set forth herein. In such case, the remaining 50% of Restricted Stock Units shall only vest if the Board or the Committee determines that the Rule of 30 equals at least 30% on a subsequent Quarterly Calculation Date during the Performance Period, at which point an additional 25% of the Restricted Stock Units will immediately vest (such date, the

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“Subsequent Vesting Date”), and the remaining 25% of the Restricted Stock Units will vest on the one year anniversary of the Subsequent Vesting Date; provided that the Grantee remains an employee of the Company or a Subsidiary through the applicable vesting date as set forth herein. The Board or the Committee shall calculate the Rule of 30 following each Quarterly Calculation Date in the Measurement Period based on the Company’s quarterly or annual financial statements filed on a Form 10-Q or Form 10-K, as applicable.

For the avoidance of doubt, if the Board or the Committee determines as of the final Quarterly Calculation Date that the Rule of 30 does not equal at least 20% for any Measurement Period during the Performance Period, all of the Restricted Stock Units shall automatically and without notice terminate and be forfeited as of the final Quarterly Calculation Date in the Performance Period, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

The Board or Committee shall make the foregoing determinations of whether or not the performance goals have been attained no later than five (5) business days following (i) the actual filing date of the applicable Form 10-Q or Form 10-K or (ii) in the event that the Company does not timely file the applicable Form 10-Q or Form 10-K for reasons unrelated to the preparation of the Company’s financial statements, the due date for the applicable Form 10-Q or Form 10-K.

Notwithstanding the foregoing, (i) in the event that the Grantee’s employment is terminated by the Company without Cause (as defined in the Employment Agreement between the Company and the Grantee, dated April 11, 2018 (the “Employment Agreement”)) or the Grantee terminates his employment for Good Reason (as defined in the Employment Agreement), the vesting of this Award shall be subject to acceleration as set forth in Section 4(b)(ii) of the Employment Agreement and (ii) in the event of a Change in Control, the vesting of this Award shall be subject to acceleration as set forth in Section 5 of the Employment Agreement. In addition, the Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Adjusted EBITDA” is defined as the Company’s consolidated net income (loss), excluding stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, costs to exit a facility, executive severance, other income/expense, interest expense and interest income, the provision for income taxes and any other reconciled items as set forth in the Company’s adjusted EBITDA definition furnished in Item 2.02 of Form 8-K during the applicable Measurement Period.

“Adjusted EBITDA Margin” means a percentage equal to (i) the Company’s Adjusted EBITDA for a Measurement Period divided by (ii) the Company’s aggregate revenue for such Measurement Period.

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“Comparative Period” means the four (4) quarter period immediately preceding any Measurement Period. By way of illustration, the Comparative Period for the Measurement Period ending September 30, 2018 is the four (4) quarter period ending September 30, 2017.

“Measurement Period” means the four (4) quarter period ending on any Quarterly Calculation Date. By way of illustration, for the September 30, 2018 Quarterly Measurement Date, the Measurement Period is the four (4) quarter period ending September 30, 2018.

“Performance Period” means the four-year period starting on July 1, 2018 and ending on June 30, 2022.

“Quarterly Calculation Date” means last day of each quarter in the Performance Period, with the first Quarterly Calculation Date occurring on September 30, 2018.

“Revenue Growth Rate” means a percentage equal to (i) the Company’s aggregate revenue for a Measurement Period divided by (ii) the Company’s aggregate revenue for the Comparative Period .

3. Termination of Employment. If the Grantee’s employment with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, except as set forth in Section 4(b)(ii) or Section 5 of the Employment Agreement, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4. Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

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7. Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

9. Integration. This Agreement and the Employment Agreement constitute the entire agreement between the parties with respect to this Award and supersede all prior agreements and discussions between the parties concerning such subject matter.

10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12. Amendment. This Agreement may not be amended, modified or terminated without the written consent of the Executive and the Company.

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BRIGHTCOVE INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and

address:

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EXHIBIT C

BRIGHTCOVE INC.

2018 INDUCEMENT PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Brightcove Inc. 2018 Inducement Plan (the “Plan”). The purpose of the Plan is to enable Brightcove Inc. (the “Company”) to grant equity awards to induce highly-qualified prospective officers and employees who are not currently employed by the Company and its Subsidiaries to accept employment and provide them with a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Company intends that the Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Listing Rule 5635(c)(4) of the corporate governance rules of the NASDAQ Stock Market.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means the Board or the Compensation Committee of the Board.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards and Unrestricted Stock Awards.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Effective Date” means the date on which the Plan is approved by the Board as set forth in Section 17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person or entity, (iv) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, or (v) any other transaction or event that constitutes a “Change in Control” as defined in an employment agreement between the applicable Award recipient and the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE                       AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreement;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Award Agreement. Awards under the Plan shall be evidenced by Award Agreement that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(d) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 840,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise or settlement) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate and proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable and proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event to the extent necessary to avoid distortion in the value of Awards. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Agreement, in the case of and subject to the consummation of a Sale Event, the parties thereto shall cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals shall become vested as provided in such Award Agreement and otherwise may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion, and upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or less than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such individuals to whom the Company may issue securities without stockholder approval in accordance with Rule 5635(c)(4) of the corporate governance rules of the NASDAQ Stock Market as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. All Stock Options granted under the Plan shall be nonqualified stock options. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure.

(iv) By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest number of whole shares with a Fair Market Value that does not exceed the aggregate exercise price; or

(v) a combination of (i), (ii), (iii) and (iv) above.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 14 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units.

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 14 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 10(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any awards or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 11. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid adverse accounting treatment or as determined by the Administrator. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants. The required tax withholding obligation may also be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 12. SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 13. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s service relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the grantee shall be deemed to have terminated his or her service relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s prior written consent. Except as provided in Section 3(b) or 3(c) without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. Nothing in this Section 14 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 15. STATUS OF PLAN

With respect to the portion of any Award that has not been settled or exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 16(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as approved by the Board and in effect from time to time.

SECTION 17. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date.

SECTION 18. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: April 11, 2018

EXHIBIT D

EMPLOYEE NONCOMPETITION,

NONDISCLOSURE AND DEVELOPMENTS AGREEMENT

In consideration of and as a condition of my employment or continued employment by Brightcove Inc., its affiliates, subsidiaries, successors and assigns (collectively, the “Company”), I hereby agree with the Company as follows:

1. Noncompetition: During the period of my employment by the Company, I shall devote my full time and best efforts to the business of the Company. Further, during the period of my employment by the Company and for twelve months after the termination of such employment (for any reason whatsoever) (the “Restricted Period”), I shall not, directly or indirectly, in any geographic area where the Company does business or sells or markets its products and/or services or is actively planning to do business or sell or market its products and/or services, as of my termination of employment, (a) provide services to, become employed by, or retained as a consultant or independent contractor of, an entity that is competitive with the Company; or (b) alone or as a partner, officer, director, employee, member, consultant, independent contractor, agent or stockholder of any entity, engage in any business activity that competes with the products or services being developed, designed, manufactured, provided or sold by the Company at the time of my termination of employment. My ownership of less than 3% of the equity securities of any publicly traded Company or less than 5% of any private company will not by itself violate the terms of this Section.

2. Nonsolicitation of Customers: During the Restricted Period, I shall not, directly or indirectly, alone or as a partner, officer, director, employee, consultant, independent contractor, agent or stockholder of any entity, (i) solicit, or do business in competition with the Company, or assist any other entity that competes with the Company to solicit or do business with (a) an entity that is a customer of the Company at the time of my termination of employment from the Company or was a customer of the Company at any time within six months prior thereto; or (b) an entity that is or was known to be a prospective customer of the Company at the time of my termination of employment from the Company; or (ii) interfere with or disrupt, or assist any other person or business organization to interfere with or disrupt, any existing relationships between the Company and any customer, licensee, supplier, vendor, distributor, dealer or manufacturer of the Company.

3. Nonsolicitation/Non-hire of Employees: During the Restricted Period, I shall not, directly or indirectly, (a) hire or employ; (b) recruit or attempt to recruit, solicit or attempt to solicit, attempt to hire, interfere with or endeavor to entice away; or (c) assist any entity, business organization or person to recruit or attempt to recruit, solicit or attempt to solicit, attempt to hire, interfere with or endeavor to entice away, any person who is or was employed by the Company at any time within the six month period prior to the termination of my employment with the Company.

4. Nondisclosure Obligation: I shall not at any time, whether during or after the termination of my employment (for any reason whatsoever), reveal to any person or entity any Confidential Information of the Company or of any third parties which the Company is under an obligation to keep confidential, except to employees of the Company who need to know such information for the purposes of their employment, or as otherwise authorized by the Company in writing. “Confidential Information” includes, but is not limited to, confidential and/or proprietary information or trade secrets concerning the business, organization or finances of the Company, including but not limited to, research and development activities, product designs, prototypes and technical specifications, show how and know how, business, financial, sales and/or marketing plans and strategies, pricing and costing policies, customer and suppliers lists and related information, nonpublic financial information, systems, source code and related unpublished documentation, compensation and other personnel-related information, processes, software programs, works of authorship, inventions, projects, plans and proposals as well as any other information as may be treated by the Company as confidential. I shall keep secret all matters entrusted to me and shall not use or rely upon, or attempt to use or rely upon, any Confidential Information except as may be required in the ordinary course of performing my duties as an employee of the Company.

5. Company Documentation: Furthermore, I agree that during my employment I shall maintain for the benefit of the Company, and shall not make, use or permit to be used, any Company Documentation otherwise than for the benefit of the Company. “Company Documentation” includes, but is not limited to, notes memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data documentation or other materials of any nature and in any form, whether written, printed or in digital format or otherwise relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs, whether or not they contain or embody any Confidential Information or any Developments (as hereinafter defined). I further agree that I shall not, after the termination of my employment, use or permit others to use any such Company Documentation, and that all Company Documentation shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of my employment (or earlier, if requested by the Company) I shall deliver all Company Documentation and Confidential Information in my possession, and all copies thereof, to the Company, at its main office.

6. Assignment of Inventions:

(a) If at any time or times during my employment, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development that: (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (ii) results from tasks assigned to me by the Company or work performed by me for the Company; or (iii) results from the use of Confidential Information; or (iv) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. The term “Development” shall include, but not be limited to, any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes (including but not limited to the

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Semiconductor Chip Protection Act) or subject to analogous protection). I shall promptly disclose to the Company (or any persons designated by it) each Development. I hereby assign all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks) I may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others, all available information relating thereto (with all necessary plans and models) to the Company.

(b) I represent that the Developments identified in the Appendix attached hereto, if any, comprise all the Developments that I have made or conceived prior to my employment by the Company, which Developments are excluded from this Employee Noncompetition, Nondisclosure and Developments Agreement (the “Agreement”). I understand that it is only necessary to list the title of such Developments and the purpose thereof, but not details of the Development itself. IF THERE ARE ANY SUCH DEVELOPMENTS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE; OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS.                    . I understand and agree that if I incorporate into any Company product, process or machine any Developments set forth on the Appendix or otherwise made, conceived or reduced to practice by me prior to my employment with the Company, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, world-wide license to make, have made, modify, use and sell any such Development as part of or in connection with such product, process or machine.

(c) I shall, during my employment and at any time thereafter, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized officers may reasonably require: (i) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) patents, copyrights, trademarks or other analogous protection in any country throughout the world relating to a Development and when so obtained or vested to renew and restore the same; and (ii) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceeding, petition or application for revocation of any such patent, copyright, trademark or other analogous protection.

(d) If the Company is unable, after reasonable effort, to secure my signature on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

7. Acknowledgements/Remedies Upon Breach: I agree that the Company’s Confidential Information, customer goodwill and workforce are vital to the success of the Company’s business and have been or will be developed or attained by great efforts and expense to the Company. I acknowledge that as of the date of this Agreement and continuing thereafter, I will be provided by the Company with Confidential Information, including trade secrets, and I

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recognize the importance of protecting the Company’s rights in and to such Confidential Information and goodwill that the Company has developed or will develop with its customers. I further agree that the restrictions set forth in this Agreement are reasonable and necessary to protect the Company’s Confidential Information, its customer goodwill and its workforce. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach or threatened breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent or cease the violation of my obligations hereunder.

8. Absence of Conflicting Agreements: I understand that the Company does not desire to acquire from me any trade secrets, know how or confidential business information that I may have acquired from others. I represent that I will not use such information in the performance of my duties for the Company and will not bring any such information onto Company premises. I also represent that I am not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company during the course of employment.

9. Notification: In the event that my employment with the Company terminates for any reason, I hereby consent to notification by the Company to my new employer or any new entity to which I may provide services about my rights and obligations under this Agreement.

10. Conflict of Interest Guidelines: I hereby agree to comply with the Company’s conflict of interest guidelines attached hereto as Exhibit E.

11. Severability and Reformation: I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

12. At-Will Employment: I understand that neither this Agreement nor any other document I have signed regarding my employment with the Company constitutes an express or implied employment contract and that my employment with the Company is on an “at-will” basis. Accordingly, I understand that either the Company or I may terminate my employment at any time, for any or no reason, with or without prior notice.

13. Continued Effect. I agree and understand that any change or changes in my position, duties, salary, compensation or other terms and conditions of employment with the Company will in no manner affect the validity, enforceability or scope of this Agreement, and that I am entering into this Agreement in consideration for my employment with the Company, which employment includes any such changes that may occur after the date hereof.

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14. Protected Disclosures. I understand that nothing contained in this Agreement limits my ability to file a charge or complaint with any governmental agency or other governmental or regulatory entity or make other disclosures that are protected under the anti-retaliation or whistleblower provisions of applicable federal or state law or regulation. This Agreement does not limit my ability to communicate with or participate in any investigation or proceeding that may be conducted by any governmental agency or other governmental or regulatory entity. For the avoidance of doubt, pursuant to the federal Defend Trade Secrets Act of 2016, I understand that I shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

15. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges and supersedes all prior discussions, representations, understandings and agreements by and between us related to such subject matter, provided that this Agreement shall supplement, and shall not limit or be limited by, any other obligation I have to the Company regarding noncompetition, nonsolicitation, confidentiality, assignment of inventions and related covenants.

16. Miscellaneous. Any amendment to or modification of this Agreement, or any waiver of any provision hereof, shall be in writing and signed by the Company. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. The captions of this Agreement are for reference only and do not define, limit or affect the scope of any section of this Agreement. My obligations under this Agreement shall survive the termination of my employment regardless of the reason for or manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I acknowledge and agree that this Agreement shall be governed by and construed in accordance with the internal laws of Massachusetts without giving effect to the principles of conflicts of laws thereof and any claims or legal actions by one party against the other shall be commenced and maintained in any state or federal court located in Massachusetts and I hereby submit to the jurisdiction and venue of any such court.

*         *         *

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument as of the date first above written.

/s/ Jeff Ray April 11, 2018
Signature Date

Jeff Ray
Name - Please Print

Address:

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APPENDIX A

EXCLUDED DEVELOPMENTS

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EXHIBIT E

CONFLICT OF INTEREST GUIDELINES

of

BRIGHTCOVE INC.

It is the policy of Brightcove Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities that conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following examples (which are not an exhaustive list) are potentially compromising situations that must be avoided. Any exceptions must be reported to the President of the Company and written approval for continuation must be obtained.

(a)	Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employee Nondisclosure and Developments Agreement elaborates on this principle and is a binding agreement.)

(b)	Accepting or offering gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

(c)	Participating in civic or professional organizations that might involve divulging confidential information of the Company.

(d)	Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

(e)	Initiating or approving any form of personal or social harassment of employees.

(f)	Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

(g)	Borrowing from or lending to employees, customers or suppliers.

(h)	Acquiring real estate of interest to the Company.

(i)	Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

(j)	Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

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(k)	Making any unlawful agreement with distributors with respect to prices.

(l)	Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

(m)	Engaging in any conduct that is not in the best interest of the Company. Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of the Company’s management for its review.

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